As filed with the Securities and Exchange Commission on September 12, 2006

                                                            File No. 333- 129145

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM F-1

                        POST-EFFECTIVE AMENDMENT No. 1 TO
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  EUROSEAS LTD.

             (Exact name of registrant as specified in its charter)

    Republic of the
    Marshall Islands                 4412                   Not Applicable
-------------------------   ------------------------   -------------------------
    (State or other            Primary Standard            (I.R.S. Employer
    jurisdiction of               Industrial              Identification No.)
    incorporation or          Classification Code
    organization)                   Number

                                 Aethrion Center
                           40 Ag. Konstantinou Street
                             151 24 Maroussi, Greece
                               011 30 210 6105110
      --------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                               Seward & Kissel LLP
                       Attention: Lawrence Rutkowski, Esq.
                             One Battery Park Plaza
                            New York, New York 10004
                            Telephone: (212) 574-1200
                            Facsimile: (212) 480-8421
      --------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                            Lawrence Rutkowski, Esq.
                               Seward & Kissel LLP
                             One Battery Park Plaza
                            New York, New York 10004
                            Telephone: (212) 574-1200
                            Facsimile: (212) 480-8421

        Approximate date of commencement of proposed sale to the public:
      As soon as practicable after the effective date of this Registration
                                   Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
Title of Each                                   Proposed Maximum       Proposed Maximum
Class of Securities          Amount to be        Offering Price       Aggregate Offering       Amount of
to Be Registered             Registered(1)        per Share(2)             Price (2)        Registration Fee
-------------------------------------------------------------------------------------------------------------
Common Stock, par value        7.026,993(3)         U.S.$3.60        U.S.$25,297,174.80      U.S.$2,977.48
U.S. $0.01 per share
-------------------------------------------------------------------------------------------------------------
Common Stock, par value
U.S. $0.01 per share,
underlying warrants            1,756,743(4)         U.S.$3.60            U.S.$6,324,275        U.S.$744.37
-------------------------------------------------------------------------------------------------------------
Common Stock, par value
U.S. $0.01 per share             818,604(5)        U.S. $3.60         U.S.$2,946,974.40        U.S.$346.86
-------------------------------------------------------------------------------------------------------------
                       TOTAL                                           U.S. $34,568,424      U.S.$4,068.71(6)
=============================================================================================================

(1) Also includes, pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), an indeterminant number of shares, warrants and options that may be issued, offered or sold to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

(3) Shares currently outstanding that are being registered on behalf of certain selling shareholders of the Registrant.

(4) Shares issuable upon the exercise of currently outstanding warrants, which shares are being registered on behalf of certain selling shareholders, and which warrants are exercisable to purchase one share of Common Stock at an exercise price of U.S. $3.60 per share.

(5) Shares issued to holders of outstanding common stock of Cove Apparel, Inc. ("Cove"), in connection with the merger of Euroseas Acquisition Company Inc. with Cove.

(6)  Previously paid.

                            -------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 to the Registration Statement incorporates by reference the Registrant's Annual Report on Form 20-F for the year ended December 31, 2005, as filed with the Securities and Exchange Commission ("SEC") on June 30, 2006 and the Registrant's Prospectus Supplement filed with the SEC on August 30, 2006.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

                              SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED SEPTEMBER 12, 2006

                                  EUROSEAS LTD.


     This prospectus relates to offers and sales from time to time by the persons identified in this prospectus of up to 7,026,993 currently outstanding shares of our common stock, par value $0.01 per share, 1,756,743 shares of our common stock issuable upon the exercise of warrants outstanding as of the date of this prospectus and up to 818,604 shares of our common stock issued to certain affiliates of Cove Apparel, Inc. ("Cove"), in connection with the merger of Cove with our subsidiary, Euroseas Acquisition Company Inc. ("EuroSub"). We refer to each person that may sell shares under this prospectus as a selling shareholder. This prospectus does not cover the issuance of any shares of common stock by us. We have agreed to pay all expenses incurred in connection with the registration of the shares of common stock covered by this prospectus.

     Our common stock is currently listed on the Over the Counter Bulletin Board ("OTCBB") under the symbol "ESEAF.OB." We have filed an application to list our common stock on the Nasdaq National Market and have reserved the symbol "ESEA." We cannot assure you that such listing will be obtained. On September 11, 2006, the last reported sale price of our common stock on the OTCBB was $3.00.

     The selling shareholders will sell their shares at prevailing market prices or privately negotiated prices. The selling shareholders may sell the shares of common stock to or through underwriters, brokers or dealers or directly to purchasers. Underwriters, brokers or dealers may receive discounts, commissions or concessions from the selling shareholders, purchasers in connection with sales of the shares of common stock, or both. Additional information relating to the distribution of the shares of common stock by the selling shareholders can be found in this prospectus under the heading "Plan of Distribution."

     We will not receive any proceeds from sales of shares of our common stock by the selling shareholders.

     Investing in our common stock involves risks. Please see "Risk Factors" beginning on page 3.

                           --------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is [       ], 2006

                                TABLE OF CONTENTS

ABOUT THIS PROSPECTUS.......................................................ii

PROSPECTUS SUMMARY...........................................................1

RISK FACTORS.................................................................3

FORWARD-LOOKING STATEMENTS...................................................4

USE OF PROCEEDS..............................................................4

PLAN OF DISTRIBUTION.........................................................4

ENFORCEABILITY OF CIVIL LIABILITIES..........................................6

EXPERTS......................................................................6

LEGAL MATTERS................................................................6

WHERE YOU CAN FIND ADDITIONAL INFORMATION....................................6

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a post-effective amendment to a registration statement that we have filed with the SEC. Under this registration process, the selling shareholders referred to in this prospectus may offer and sell from time to time up to 7,026,993 currently outstanding shares of our common stock, 1,756,743 shares of our common stock issuable upon the exercise of warrants outstanding at an exercise price of $3.60 per share and held by the selling shareholders as of the date of this prospectus and 818,604 shares of our common stock issued to certain affiliates of Cove, in connection with the merger of Cove with EuroSub.

     This prospectus does not cover the issuance of any shares of common stock by us, and we will not receive any of the proceeds from any sale of shares by the selling shareholders. We have agreed to pay all expenses incurred in connection with the registration of the shares of common stock covered by this prospectus.

     Information about the selling shareholders may change over time. Any changed information given to us by the selling shareholders will be set forth in a prospectus supplement if and when necessary. Further, in some cases, the selling shareholders will also be required to provide a prospectus supplement containing specific information about the terms on which they are offering and selling our common stock. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement.

                               PROSPECTUS SUMMARY

     This summary highlights selected information appearing elsewhere in this prospectus or incorporated by reference, but may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire prospectus and the documents incorporated by reference into this prospectus before deciding whether to invest in our common stock. In this prospectus, the words "Euroseas," "Company," "we," "our," "ours" and "us" refer to Euroseas Ltd., and its subsidiaries, unless otherwise stated or the context requires.

     This prospectus and the documents incorporated into this prospectus contain forward-looking statements. You should read the explanation of the qualifications and limitations on those forward-looking statements on page 3 of this prospectus. You should also carefully consider the various risk factors, which may cause our actual results to differ materially from those indicated by such forward-looking statements. See "Risk Factors" below. You should not place undue reliance on our forward-looking statements.

                                  The Offering

     The selling shareholders named in this prospectus are offering up to 7,026,993 currently outstanding shares of our common stock, par value $0.01 per share, 1,756,743 shares of our common stock issuable upon the exercise of warrants outstanding as of the date of this prospectus and up to 818,604 shares of our common stock issued to certain affiliates of Cove, in connection with the merger of Cove with EuroSub. We will not receive any of the proceeds from the sale of the shares. Each selling shareholder will sell the shares whenever it chooses to do so at varying prices to be determined at the time of each sale either based upon prevailing market conditions or at negotiated prices. On September 11, 2006, the last reported sales price for our common stock on the OTCBB was $3.00. This offering will continue until the earlier of (i) two years following the date the registration statement was first declared effective, and
(ii) such time as all securities covered by such registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act").

                                   Our Company

     We are Euroseas, a Marshall Islands company incorporated in May 2005. We are a provider of international seaborne transportation services, carrying various drybulk cargoes including, among others, iron ore, coal, grain, bauxite, phosphate and fertilizers, as well as containerized cargoes. As of September 11, 2006, our fleet consisted of eight vessels, including two Panamax drybulk carriers, two Handysize drybulk carriers, three Handysize feeder containerships and one Handysize multipurpose vessel. The total cargo carrying capacity of the four drybulk carriers is 207,464 deadweight tons, or dwt, and of the three containerships is 66,100 dwt and 4,636 twenty-foot equivalent units, or teu. Our multipurpose vessel can carry 22,568 dwt and/or 950 teu.

     Our executive offices are located at 40 Ag. Konstantinou Ave., 151 24, Maroussi, Greece. Our telephone number is +30-211-1804005.

                                    Our Fleet

     As of September 11, 2006, the profile and deployment of our fleet is the following:

-----------------------------------------------------------------------------------------------------------
                                                              Year
Name                         Type          Dwt       TEU      Built  Employment     TCE Rate ($/day)
-----------------------------------------------------------------------------------------------------------
Dry Bulk
-----------------------------------------------------------------------------------------------------------
                                                                     Baumarine
                                                                     Pool - until
IRINI                        Panamax        69,734            1988   end 2008       $17,000 to $20,000 (*)

NIKOLAOS P.                  Handysize      34,750            1984   Spot
                                                                     TC until
ARIEL                        Handysize      33,712            1977   Sept-06        $8,500

ARISTIDES N.P. (**)          Panamax        69,268            1993   Cargill        $19,750 until Nov-06
-----------------------------------------------------------------------------------------------------------

Total Dry Bulk Vessels       4             207,464
-----------------------------------------------------------------------------------------------------------

Container Carriers
                                                                     TC until
ARTEMIS                      Handysize      29,693    2,098   1987   Dec-08         $19,000
                                                                     TC until
YM QINGDAO I                 Handysize      18,253    1,269   1990   Mar-07         $11,900
                                                                     TC until       $16,000 until  Nov-06,
KUO HSIUNG                   Handysize      18,154    1,269   1993   Nov-07         $12,000 until Nov-07
-----------------------------------------------------------------------------------------------------------

Total Container Carriers     3              66,100    4,636
-----------------------------------------------------------------------------------------------------------

Multipurpose Vessels
-----------------------------------------------------------------------------------------------------------
                                                                                    $8,850 until Dec-08,
                                                                     TC until       $9,950 until Dec-10,
TASMAN TRADER                Multipurpose   22,568     950    1990   Mar-12         $9,000 until Mar-12
-----------------------------------------------------------------------------------------------------------
Total Multipurpose Vessels   1              22,568     950
-----------------------------------------------------------------------------------------------------------
                             8             296,132    5,586
FLEET GRAND TOTAL

----------
     (*) The owning company of m/v Irini participates in 3 short funds (contracts of affreightment to carry cargo) that provide an effective coverage of m/v Irini for 102% in 2006, 77% in 2007 and 42% in 2008. The combination of the short funds and pool employment secures the mentioned rate range for the greater part of the next 2.5 years.

     (**) On July 25, 2006, we signed a memorandum of agreement to purchase m/v
          Torm Tekla. The vessel was delivered to us on September 4, 2006 and was renamed m/v Aristides N.P.

                               Recent Developments

     On March 20, 2006, a subsidiary of the Company signed a Memorandum of Agreement to sell m/v John P, a handysize bulk carrier of 26,354 dwt built in 1981 for $4.95 million. The vessel was delivered to the buyer on July 5, 2006.

     On April 10, 2006, Xenia International Corporation ("Xenia"), a wholly-owned subsidiary of the Company signed a Memorandum of Agreement to purchase m/v Tasman Trader, a multipurpose dry cargo vessel of 22,568 dwt and 950 teu built in 1990 for $10.78 million. The vessel was delivered to the Company on April 27, 2006. In order to partly finance the purchase of the vessel, Xenia entered into a loan agreement for $8,250,000 with Fortis Bank. The loan is payable in 23 consecutive quarterly installments of $265,000 each commencing three months from drawdown, with a final balloon payment of $2,155,000 payable with the final installment. The loan has similar covenants to the rest of the Company's loans.

     On April 11, 2006, a subsidiary of the Company agreed to sell m/v Pantelis P, a handysize bulk carrier of 26,354 dwt built in 1981 for $4.65 million. The vessel was delivered to the buyer on May 31, 2006.

     On July 25, 2006, Prospero Maritime Inc., a wholly-owned subsidiary of the Company, signed a Memorandum of Agreement to purchase m/v Torm Tekla, a panamax size drybulk vessel of 69,268 dwt built in 1993 for $23.46 million. The vessel was delivered to the Company on September 4, 2006 and was renamed m/v Aristides N.P. The acquisition will be financed with approximately 35% of equity (about $8 million) from the Company's cash reserves and the remaining amount with a bank loan of $15,500,000 with CALYON. The loan is repayable in 14 consecutive semi-annual installments commencing six months from drawdown, as follows: the first two installments are in the amount of $1,200,000 each, the third installment is in the amount of $1,000,000, the remaining eleven installments are in the amount of $825,000 each, and there is a final balloon payment of $3,025,000 payable with the final installment. The loan has similar covenants to the rest of the Company's loans.

     On August 7, 2006, the Board of Directors declared a dividend in the amount of $0.06 per share which will be payable on or about September 15, 2006 to those holders of record of common stock of the Company on September 5, 2006.

     On August 8, 2006, the Company held its annual shareholders' meeting. At the meeting the following actions were approved by the Company's shareholders:

     o Aristides J. Pittas, Dr. Anastasios Aslidis and Aristides P. Pittas were re-elected as Class A Directors whose term will expire at the 2008 annual meeting;

     o Panagiotis Kyriakopoulos and George Skarvelis were re-elected as Class B Directors whose term will expire at the 2009 annual meeting;

     o The shareholders approved the Board's proposal to amend the Company's Articles of Incorporation to effect a reverse stock split at a ratio of not less than one-for-two and not more than one-for-four any time prior to September 1, 2007, with the exact ratio to be determined by the Board;

     o    The shareholders approved the Euroseas 2006 Stock Incentive Plan; and

     o The shareholders approved the appointment of Deloitte, Hadjipavlou, Sofianos & Cambanis S.A. as the Company's independent auditors for the fiscal year ending December 31, 2006.

                                  RISK FACTORS

     Any investment in our stock involves a high degree of risk. We have identified a number of risk factors which you should consider before buying shares of our common stock. These risk factors are incorporated by reference into this registration statement from our annual report on Form 20-F filed on June 30, 2006. Some of these risk factors contained in our annual report on Form 20-F relate principally to the industry in which we operate and our business in general. Other risks relate to the securities market for and ownership of our common stock. Any of these risk factors could significantly and negatively affect our business, financial condition, operating results and common stock price.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, and the documents incorporated by reference in this prospectus, contain forward-looking statements. These forward-looking statements include information about possible or assumed future results of our operations or our performance. Words such as "expects," "intends," "plans," "believes," "anticipates," "estimates," and variations of such words and similar expressions are intended to identify the forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements include statements regarding:

     o    our future operating or financial results;

     o future, pending or recent acquisitions, business strategy, areas of possible expansion, and expected capital spending or operating expenses; and

     o drybulk and containership market trends, including charter rates and factors affecting vessel supply and demand.

     We undertake no obligation to publicly update or revise any forward-looking statements contained in this prospectus, or the documents to which we refer you in this prospectus, to reflect any change in our expectations with respect to such statements or any change in events, conditions or circumstances on which any statement is based.

                                 USE OF PROCEEDS

     We will not receive any proceeds from sales of shares of our common stock by the selling shareholders.

                              PLAN OF DISTRIBUTION

     We are registering shares of our common stock under the Securities Act for sale by the selling shareholders. As used in this prospectus, "selling shareholders" include certain entities identified in the footnotes to the table in the section captioned "Selling Shareholders" as the holders of record of the indicated securities and include the respective pledgees, assignees, successors-in-interest, donees, transferees or others who may later hold the selling shareholders' Euroseas common stock and would be identified in an amendment to this prospectus at the appropriate time. We have agreed to pay the costs and fees of registering the shares, but the selling shareholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the shares.

      The selling shareholders will sell their shares at prevailing market prices or privately negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     o an exchange distribution in accordance with the rules of the applicable exchange;

     o    privately negotiated transactions;

     o settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

     o broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

     o    a combination of any such methods of sale;

     o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

     o    any other method permitted pursuant to applicable law.

     The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

     In connection with the sale of Euroseas common stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Shareholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

     We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     Because Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by a prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under a prospectus. Each Selling Shareholder has advised us that it has not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the common stock. There is no underwriter or coordinating broker acting in connection with the proposed sale of the common stock by the Selling Shareholders.

     We have agreed to keep a prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Shareholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The common stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the common stock may not be sold unless it has been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the common stock may not simultaneously engage in market making activities with respect to the common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Shareholders or any other person. Euroseas will make copies of any prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of a prospectus to each purchaser at or prior to the time of the sale.

     In addition, BTG Investments, LLC ("BTG"), a wholly owned affiliate of Roth Capital LLC ("Roth Capital"), purchased shares and warrants in our Private Placement on August 25, 2005 (the "BTG Shares"). Under NASD rules, neither BTG nor Roth Capital will be permitted to re-sell the BTG Shares until 180 days after the date of the first sale of common stock registered pursuant to our registration statement on Form F-1 (File No. 333-129145).

                       ENFORCEABILITY OF CIVIL LIABILITIES

     We are a Marshall Islands company and our executive offices are located outside of the United States of America in Maroussi, Greece. Some of our directors and officers and some of the experts named herein reside outside the United States of America. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States of America. As a result, you may have difficulty serving legal process within the United States of America upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States of America, judgments you may obtain in United States of America courts against us or these persons in any action, including actions based upon the civil liability provisions of United States of America federal or state securities laws. Furthermore, there is substantial doubt that the courts of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on United States of America federal or state securities laws.


                                     EXPERTS

     The financial statements as of December 31, 2004 and 2005 and for each of the years in the period ended December 31, 2005 incorporated in this prospectus by reference from the Company's Annual Report on Form 20-F for the year ended December 31, 2005 have been audited by Deloitte, Hadjipavlou, Sofianos & Cambanis S.A., an independent registered public accounting firm, as stated in their report which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                                  LEGAL MATTERS

     Seward & Kissel LLP is acting as our counsel in compliance with United States securities laws.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

Government Filings

     We file annual and special reports within the SEC. You may read and copy any document that we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330, and you may obtain copies at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. 20549. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

Information Incorporated by Reference

     The SEC allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

     We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     o Our Annual Report on Form 20-F for the year ended December 31, 2005, as filed with the SEC on June 30, 2006;

     o    Our Prospectus Supplement filed with the SEC on August 30, 2006;

     o The description of our securities contained in (a) our Registration Statement on Form F-1, File No. 333-129145, as amended, filed with the SEC on October 20, 2005, (b) and any amendment or report filed for the purpose of updating that description; and

     o We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain Reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

     You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

     You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference into this prospectus by writing or telephoning us at the following address:

                                  Euroseas Ltd.
                                 Aethrion Center
                           40 Ag. Konstantinou Street
                                 151 24 Maroussi
                                     Greece
                            Attn: Aristides J. Pittas
                          Telephone: 011 30 211 1804005
                        Website: http:// www.euroseas.gr

                                       or

                                  Euroseas Ltd.
                             Mr. Anastasios Aslidis
                               2693 Far View Drive
                         Mountainside, New Jersey 07092
                            Telephone: (908) 301-9091
                             Email: aha@euroseas.com

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

     The Bylaws of the Registrant provide that any person who is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another, partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by the Registrant upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the Business Corporations Act (Part I of the Associations Law) of the Republic of the Marshall Islands, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 60 of the Business Corporations Act (Part I of the Associations
Law) of the Republic of the Marshall Islands provides as follows:

     Indemnification of directors and officers.

     (1) Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (2) Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     (3) When director or officer is successful. To the extent that director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or
     (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (4) Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

     (5) Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (6) Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (7) Insurance. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Item 7.  Recent Sales of Unregistered Securities

     On August 25, 2005, Euroseas raised approximately $21 million in gross proceeds from a private placement transaction of its securities to a number of institutional and accredited investors. In the private placement, Euroseas issued 7,026,993 shares of common stock at a price of $3.00 per share, as well as warrants to purchase an additional 1,756,743 shares of common stock. The warrants have a five year term and an exercise price of $3.60. All of such shares were issued, and the warrants were granted, in transactions exempt from the registration requirements under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and pursuant to Rule 506 of Regulation D. In particular, there were not more than 35 purchasers of securities and each purchaser represented that it was either (i) an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or
(ii) a "qualified institutional buyer" as defined in Rule 144A(a) under the Securities Act. Each purchaser further represented that it had such knowledge and experience in financial and business matters that it was capable of evaluating the merits and risks of the prospective investment. Finally, each purchaser acknowledged that it was not purchasing the securities as a result of any advertisement, article, notice or other communication regarding the securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. Euroseas filed a Form D with the Commission with respect to this private placement.

Item 8.  Exhibits and Financial Statement Schedules.

a.   Exhibits

     2.1 Agreement and Plan of Merger dated as of August 25, 2005 by and among Euroseas Ltd., Euroseas Acquisition Company Inc., Cove Apparel, Inc., and Kevin Peterson, Shawn Peterson, Jodi Hunter and Daniel Trotter (1)

     2.2 Amendment No. 1 to Agreement and Plan of Merger, dated November 22, 2005 (2)

     3.1  Articles of Incorporation of Euroseas Ltd. (1)

     3.2  Bylaws of Euroseas Ltd. (1)

     4.1  Specimen Common Stock Certificate (1)

     4.2  Form of Securities Purchase Agreement (1)

     4.3  Form of Registration Rights Agreement (1)

     4.4  Form of Warrant (1)

     4.5 Registration Rights Agreement between Euroseas Ltd. and Friends Investment Company Inc., dated November 2, 2005 (2)

     5.1 Opinion of Seward & Kissel LLP, special Marshall Islands Counsel to the Registrant, as to the validity of the shares of Common Stock (3)

     10.1 Form of Lock-Up Agreement (1)

     10.2 Loan Agreement between Diana Trading Ltd., as borrower, and Oceanopera Shipping Limited, as corporate guarantor, and HSBC Bank plc, as the lender, dated October 16, 2002 for the amount of USD$5,900,000 (1)

     10.3 Loan Agreement between Diana Trading Ltd., as borrower, and HSBC Bank plc, as lender, for the amount of USD$4,200,000 dated May 9, 2005 (1)

     10.4 Loan Agreement dated May 16, 2005 between EFG Eurobank Ergasias S.A., as lender, and Alcinoe Shipping Limited, Oceanopera Shipping Limited, Oceanpride Shipping Limited, and Searoute Maritime Limited, as borrowers, for the amount of US$ 13,500,000 (1)

     10.5 Secured Loan Facility Agreement dated May 24, 2005 between Allendale Investments S.A. and Alterwall Business Inc. as borrowers, Fortis Bank (Nederland) N.V. and others as lenders, and Fortis Bank (Nederland) N.V. as agent and security trustee for USD$20,000,000 (1)

     10.6 Form of Standard Ship Management Agreement (1)

     10.7 Agreement between Eurobulk Ltd. and Eurochart S.A., for the provision of exclusive brokerage services, dated December 20, 2004 (1)

     10.8 Form of Current Time Charter (1)

     10.9 Services Agreement between Euroseas Ltd. and Eurobulk Ltd. dated November 2, 2005 (2)

     10.11 Loan Agreement between Salina Shipping Corp., as borrower, and Calyon, as lender, for the amount of USD$15,500,000 dated December 28, 2005 (4)

     10.12 Loan Agreement between Xenia International Corp., as borrower, and Fortis Bank N.V./S.A., Athens Branch and others, as lenders, for the amount of USD$8,250,000 dated June 30, 2006 (3)

     10.13 Loan Agreement between Prospero Maritime Inc., as borrower, and Calyon, as lender, for the amount of USD$15,500,000 dated August 30, 2006 (3)

     21.1 Subsidiaries of the Registrant (3)

     23.1 Consent of Seward & Kissel LLP (included in its opinions filed as
          Exhibit 5.1)

     23.2 Consent of Deloitte, Hadjipavlou, Sofianos & Cambanis S.A. (3)

     24.1 Power of Attorney (5)

----------
(1) Incorporated by reference to our Registration Statement on Form F-1 (File No. 333-129145) filed on October 20, 2005
(2) Incorporated by reference to our Amendment No. 1 to Registration Statement on Form F-1 (File No. 333-129145) filed on December 5, 2005
(3)  Filed herewith
(4) Incorporated by reference to our Amendment No. 2 to Registration Statement on Form F-1 (File No. 333-129145) filed on January 19, 2006
(5)  Included on the signature page of this Registration Statement


b.   Financial Statement Schedules

     None.

Item 9. Undertakings.

(a)  Rule 415 Offering.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by ss.210.3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Form F-3.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities:

     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  Filings incorporating subsequent Exchange Act documents by reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Ac (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)  Incorporated annual and quarterly reports.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h) Request for acceleration of effective date or filing of registration statement on Form S-8.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form F-1 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maroussi, Country of Greece on September 12, 2006.


                                   EUROSEAS LTD.


                                   By: /s/ Aristides J. Pittas
                                      -------------------------
                                   Name:  Aristides J. Pittas
                                   Title: Chairman of the Board and President


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Aristides J. Pittas, Tasos Aslidis, or any one of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the Registrant any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering hereunder pursuant to Rule 462 under the Securities Act of 1933 and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         SIGNATURES                                TITLE                               DATE
----------------------------    -------------------------------------------    --------------------

/s/ Aristides J. Pittas            Chairman of the Board of Directors,          September 12, 2006
----------------------------      President and Chief Executive Officer
Aristides J. Pittas                   (Principal Executive Officer)


/s/ Dr. Anastasios Aslidis         Chief Financial Officer, Treasurer           September 12, 2006
----------------------------                  and Director
Dr. Anastasios Aslidis             (Principal Financial and Accounting
                                Officer) and Authorized Representative in
                                            the United States


/s/ Aristides P. Pittas                Vice Chairman and Director               September 12, 2006
----------------------------
Aristides P. Pittas

/s/ Stephania Karmiri                           Secretary                       September 12 2006
----------------------------
Stephania Karmiri

/s/ George Skarvelis                            Director                        September 12, 2006
----------------------------
George Skarvelis

/s/ George Taniskidis                           Director                        September 12, 2006
----------------------------
George Taniskidis

/s/ Gerald Turner                               Director                        September 12, 2006
----------------------------
Gerald Turner

/s/ Panagiotis Kyriakopoulos                    Director                        September 12, 2006
----------------------------
Panagiotis Kyriakopoulos



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